Trimble receives expected notification of deficiency from Nasdaq related to delayed filing of quarterly report on Form 10-Q
Westminster, CO, August 21, 2024 – Trimble Inc. (NASDAQ: TRMB) (the “Company”) today announced that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on August 16, 2024 (the “Q2 Notice”). The Q2 Notice indicated that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the period ended June 28, 2024 (the “Q2 Form 10-Q”), as described more fully in the Company's Form 12b-25 Notification of Late Filing (the “Q2 Form 12b-25”) filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2024. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.
The Company has until August 31, 2024 to submit an update to the plan of compliance previously submitted to Nasdaq, and, following receipt of such update, Nasdaq may grant an extension for the Company to regain compliance. The Q2 Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market.
As previously disclosed on a Current Report on Form 8-K filed with the SEC on May 17, 2024, the Company had received a notice from Nasdaq indicating that as a result of not having timely filed its Quarterly Report on Form 10-Q for the period ended March 29, 2024 (the “Q1 Form 10-Q”), the Company was not in compliance with the Listing Rule (the “Q1 Notice”). The Company has timely submitted a plan to regain compliance in response to the Q1 Notice. On August 16, 2024, Nasdaq granted the Company the full requested extension until November 11, 2024 to regain compliance. The Company intends to take the necessary steps to regain compliance with the Listing Rule as soon as practicable.
Safe Harbor Statement
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include statements regarding the timing and expectations regarding the Company’s and Ernst & Young LLP’s (“EY”) assessment process and the filing of the Q1 Form 10-Q and Q2 Form 10-Q, statements relating to the Company’s plan to regain compliance with Nasdaq’s listing rules, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the expected timing and results of EY’s completion of its additional audit procedures; the risk that the completion and filing of the Q1 Form 10-Q and Q2 Form 10-Q will take longer than expected; uncertainties about the timing of the Company’s submission of an update to the previously submitted compliance plan; Nasdaq’s acceptance of any such update; the duration of any extension that may be granted by Nasdaq; and the risk that the Company will be unable to meet Nasdaq’s continued listing requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.
About Trimble
Trimble is transforming the ways people move, build and live. Core technologies in positioning, modeling and data analytics connect the digital and physical worlds to improve our customers' productivity, quality, safety, transparency and sustainability. For more information about Trimble (NASDAQ: TRMB), visit: www.trimble.com.